UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 22, 2010

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                                     (Commission

(IRS Employer

 of incorporation)                                              File Number)

 Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code:  (888) 865-0901 x 322

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

The Amendment No 1 to Form 8-K amends and restates in its entirety the Form 8-K of NextMart, Inc. filed on June 23, 2010.

Item 1.01  Entry into a Material Definitive Agreement

TRANSACTION WITH CIGE

On June 22, 2010, NextMart Inc. (“NextMart” or the “Company”) entered into an asset acquisition agreement (the “Acquisition Agreement”) with Beijing Chinese Art Exposition Media Co. Ltd (“CIGE), a Chinese art exhibition and media company, and Ms. Wang Yihan, the sole owner and director of CIGE who is also our Chairman and CEO. Under the terms of the Acquisition Agreement, NextMart acquired from CIGE the below described Assets for an agreed price of $750,000 (the “Consideration”). NextMart will pay the Consideration by issuing to Ms. Wang Yihan 75,000,000 shares of its common stock with an agreed valued of $0.01 per share. As a result of this transaction, Ms. Wang will become NextMart’s second largest shareholder with a 27.96% ownership of the company. The effective date of the transaction is July 1, 2010.

Under the terms of the Acquisition Agreement, CIGE sold to NextMart the following assets (the “Assets”):

1)

 ownership of CIGE’s 10,000 member consumer database,

2)

 exclusive ownership of all advertising space for every art exhibition event held by CIGE in greater China (including Hong Kong and Macao, and Taiwan) for the next 30 years, and

3)

 exclusive ownership of the "Gallery Guide" brand name and all gross revenues generated by the magazine publication for the next 30 years, including but not limited to advertising revenue and sponsorship revenue.

The agreement further provides that if for any reason or under any circumstance during the next 30 years CIGE ceases holding any of its exhibitions or ceases publishing the Gallery Guide, NXMR shall have the right to buy those assets for the price of $1 from CIGE.

10,000 Member Consumer Database.

The database has been accumulated by CIGE during the past six years of its operation. The CIGE consumer database now owned by NextMart consists of detailed data for over 10,000 artists, high-end art collectors, and art gallery owners throughout China. This information has been collected through the participation of the members in various CIGE events, either as paying clients or guests. Prior to its acquisition by NextMart, the database was not used by CIGE for any commercial purposes. The Company plans to use the database to offer targeted marketing services to advertisers of high-end luxury goods and services. The database also will form the basis for launching its proposed China Art Club (see FUTURE BUSINESS DEVELOPMENT – 1. Art Events and Art Media Marketing and Formation of Art China Club).

Advertising & Brand Rights for Gallery Guide Magazine.

The Galley Guide is a free monthly magazine featuring art news and events targeting top Chinese art collectors and galleries. The magazine was launched by CIGE in March 2010 and already has a monthly distribution rate of over 10,000 copies. The magazine is circulated to art galleries, high end restaurants and hotels, as well as various cultural and tourist locations. The magazine generates income through the sale of advertising space. NextMart will sell the advertising space of the magazine and will receive all gross revenues derived from the sale of such advertising space. CIGE will operate the magazine and will assume the costs associated with the magazine, including printing, distribution, and editorial content. NextMart’s costs with respect to the magazine will be limited to selling and marketing the advertising space therein. In addition to the receipt of advertising revenues, NextMart will also own exclusively the Gallery Guide brand name, which it can use for its own marketing and advertising purposes.

Advertising Rights to Art Exhibition Events.

During the past 6 years, CIGE has hosted numerous art exhibition events throughout greater China. It generally stages approximately 2 to 3 events per year, with the major events being its annual China International Gallery Exposition and GREEN Exhibition. Its smaller events have included small-scale artist exhibitions developed in cooperation with partnered galleries. For its large events, CIGE’s revenues have come from booth rental to artists and galleries and ticket sales. Smaller scale events revenues have typically been derived from ticket sales. NextMart has acquired exclusive ownership of all advertising space for every art exhibition event held by CIGE in greater China for the next 30 years. Historically, as stated above, CIGE‘s revenues stream for its various sponsored events have come from booth rentals and ticket sales. NextMart now intends to expand the event promotion and advertising revenues for these events as described immediately below.

China International Gallery Exposition

This exposition is China’s largest international art fair. CIGE originally created this annual event and has operated it for seven consecutive years. The events feature leading Chinese and international artists and art galleries set up at individual booths, and serves as a unique platform for Chinese and international artists, galleries, and collectors to market their works, network, and conduct art related business. The 2010 exhibition attracted hundreds of artists and galleries and over 10,000 visitors. The 2010 event was held at the China World Trade Exhibition Center in Beijing, China, and the 2011 event is expected to be at the same location. .

The GREEN Exhibition

In 2009, CIGE launched “GREEN”, an annual art fair that acts as a platform for discussion around art, the environmental and economic sustainability, and the modern urban lifestyle. The event features various arts works produced using environmentally friendly materials, and works that shed light on the discussion around environmental sustainability. The 2009 event played host to over 100 artists, and over 1000 thousand visitors. The 2010 event will occur in September and be located in Beijing. Over 200 gifted modern contemporary artists from around the world are expected to showcase more than a thousand pieces of artwork.

NextMart now owns all the advertising rights to every China International Gallery Exposition and every GREEN Exhibition produced by CIGE, which gives it the exclusive right to develop and sell 100% of the;

(i) onsite advertising space at each event, including banners, advertising installations, and product displays,

(ii) corporate sponsorships of the event, and

(iii) ad space in any of the event’s promotional materials, including advertisement for the actual event, event brochures, and event guides.

All revenues derived through the sale of such advertising space will belong to NextMart. Expenses incurred by NextMart generally will be limited to marketing and selling the advertising space at each event. Under the terms of the Acquisition Agreement, CIGE will continue to operate both the event and collect revenues derived from booth rentals and ticket sales only.

NextMart plans to use the advertising and marketing channels acquired from CIGE to develop its art related marketing and sales business, as described below.

While the transaction is not a result of arms length negotiations, the company believes that it represents a fair and equitable agreement between the parties. The Acquisition Agreement is attached hereto as an exhibit to this Form 8-K and the descriptions contained herein are qualified in its entirety by the terms and conditions of the Acquisition Agreement.

TRANSACTIONS WITH SUN MEDIA INVESTMENT HOLDINGS LTD. AND REDROCK LAND INVESTMENT LTD.

On June 22, 2010, NextMart also entered into a strategic cooperative agreement (“Strategic Agreement”) with its shareholder Sun Media Investment Holdings Ltd. (“SMIH”) and with Redrock Land Investment Ltd. (“Redrock Land”), an affiliate of the Company major shareholder Redrock Capital Venture Ltd. (“Redrock”).

Under the Strategic Agreement:

Redrock Land will provide NextMart a $1,000,000 unsecured loan on or about June 22, 2010. The loan will have an annual interest rate of five percent (5%) and is due on demand any time after the first anniversary of the loan. Redrock Land also has agreed that within the next 24 months, it will partner with NextMart on three of its real estate development projects that will be art related.  For each such project, NextMart will act as the project’s concept, marketing, and sales consultant (see below for details on the Company’s planned Real Estate Marketing and Sales business). Redrock Land is a PRC registered company engaged in land investment and development in China. The company typically co-invests with real estate developers to acquire land and launch development projects. As part of its cooperation with NextMart, Redrock Land will secure land and developing partners for three art related developments that NextMart will design, market, and sell.

SMIH has agreed to provide NextMart with approximately $6,000,000 worth of advertising space over the next five years in various media outlets owned by it or its affiliates. The $6,000,000 worth of advertising space will be allocated to NextMart such that every year for 5 succeeding years NextMart will have access to $1,200,000 in advertising space in various print magazines and online websites and e-magazines owned by SMIH or its affiliates. Such advertising space will be subject to availability and market prices, and the Company intends to limit the use of the advertising space to market its Artslux products.

The Strategic Agreement is attached hereto as an exhibit to this Form 8-K and the descriptions contained herein are qualified in its entirety by the terms and conditions of the Acquisition Agreement.

FUTURE BUSINESS DEVELOPMENT

By acquiring these new assets and taking advantage of its partnership with CIGE along with the experience, brand recognition, and resource integration capacities of its major shareholders (Ms. Wang Yihan, Redrock, and SMIH), NextMart aims to build out its existing art marketing and sales business as described below. The Company began developing its business in March 2010 when Ms. Wang became the Company’s Chairman and CEO and soon thereafter, the Company launched its “Artslux” branded products. Going forward, NextMart’s business operations will include:

o

art event and art media direct marketing, including the formation of the Art China Club;

o

direct sales of art products and art-themed luxury goods;

o

 marketing and sales for art related real estate development projects,

all of which are described in part below.

Through these business operations, NextMart plans to become a fully integrated marketing and sales platform for art and art related goods targeting China’s wealthiest consumers with its “Art of Living” concept: offering targeted consumers the ability to experience art through lifestyle products and services. In order to better reflect its art related marketing and sales business, the Company plans to change its name from NextMart Inc. to ArtChina Group Inc. within the next 6 months.

1. Art Media Marketing, Art Event Marketing and Formation of Art China Club

NextMart plans to leverage the art event and art media advertising and marketing channels acquired in the Acquisition Agreement to offer unique art related marketing and advertising services targeting China’s wealthiest consumers. Prospective clients will include any luxury brand goods and/or services companies targeting China’s sophisticated and wealthy classes. In addition, we expect to provide marketing channels for its own Artslux branded products. Client advertisers will be provided with a detailed description of services and a budget for its specialized advertising or marketing program. The program may include brand consulting, direct mail pieces and advertising space in our art events and/or our media advertising channels which will be tailored to meet the specific needs of each client. For our services, we will charge a negotiated fee dependent on the parameters of the marketing effort. Through these advertising and marketing assets acquired in the Acquisition Agreement and Strategic Agreement described above, NextMart now controls the following art related advertising and marketing channels:

-The 10,000 member CIGE Consumer Database,

-All advertising rights for China International Gallery Exposition,

-All advertising rights for GREEN Exhibition,

-All advertising rights to Gallery Guide Magazine, and

-$1,200,000 in advertising space in various print magazines and online websites and e-magazines owned by SMIH or its affiliates for five consecutive years.

As a counterpart to the acquired assets, NextMart also is contemplating the launch of tailored art themed branding events for high end advertisers, as well as the development an exclusive art members’ club.

Corporate Marketing Events

Corporate marketing events entails providing customized art-themed branding and marketing events for high-end products and brands, which may include automobiles, high-end clothing, jewelry, and real estate. The branding events will be designed to enhance the image and overall class of the brand and products by associating them with high-end artwork and famous artists. We believe that providing these types of marketing events will compliment our other art marketing efforts. Similar to our Art Media Marketing, we expect to provide a description of services and a budget for the specialized event for which will charge a negotiated fee dependent on the event.

China Art Club

NextMart would aim to build on its basic marketing and advertising services and channels to mobilize a community of artists, collectors, galleries, and art lovers around our planned China Art Club members club concept. It is contemplated that the club would serve as a platform to promote artistic exchange and information, hold regular art seminars and private gatherings, as well as provide special access to famous domestic and international artists, direct sales services, and rewards programs, among other features. The club would not occupy any set physical location, but would consist of a set of periodic art events and specialized art services that would be available only to our high-end members. The club will act as an intimate marketing and sales channel for our third party advertisers as well as our own Artslux branded products. Revenues would be derived through membership fees, event fees, and marketing and sales revenues.

NextMart expects that its expenses for its art media marketing and art event marketing business are limited to selling its marketing and advertising solutions to its clients. All production costs for advertisements will be paid by the client directly. NextMart has yet to formulate the projected expenditures for the China Art Club.

We expect that the total costs for the company’s direct advertising and marketing, excluding costs of the China Art Club, will be approximately $250,000 for the first year of operations. Of the $250,000 amount, $190,000 is allocated to selling expenses including marketing and logistics for services, and $160,000 is allocated to general and administrative expenses including rent, salaries, office expenses, and miscellaneous expenses. The Company expects that a substantial portion of the required costs will funded by the Redrock Land loan. We expect that revenues from our marketing efforts will commence in the fourth fiscal quarter of 2010, and that such revenues, along with the Redrock Land loan, will enable the Company to fund its operations for the next 12 months.

2. Products and Sales

As described in the Company’s Form 8-K filed on May 14, 2010, NextMart is currently engaged in the marketing and sale of art products and art-themed luxury goods through its “Artslux” brand. The Company has two types of sales operations:

A. Sales Agent.

The Company acts as a third party sales agent for original artworks from famous Chinese artists. We plan to leverage our art industry marketing channels and contacts to partner with artists, galleries, and collectors to effectuate the private sale of artworks and valuable replicas. We would be contracted either by artists, galleries, or collectors to either buy or sell artwork on their behalf. In return for our services, the Company would receive a commission valued at a percentage of the sale price of the artwork bought and sold. NextMart is in final negotiations with several Chinese artists to act as a selling agent for their art works. These artists may include: Wu Guangzhong, whose paintings have sold for as much as $220,000; Wang Yidong, whose paintings have sold for over $1,000,000; and Zhang Xiaogang, whose paintings grossed $44,000,000 at auction in 2008.

B. Direct sales of art products and art-themed luxury goods.

Under the “Artslux” brand, we develop, market, and sell art products such as lithographs and professional replicas of existing artwork. We also sell art-themed luxury goods like limited edition wines, liquors, watches, jewelry, among other items.  For our art-themed luxury goods, we plan to partner with famous artists and luxury goods producers to design co-branded, artist inspired products that are targeted at wealthy consumers. These products are intended to be limited editions and in some cases collectors items, NextMart will acquire any required license rights through a fee arrangement or through a profit sharing agreement. All our Artslux products will be marketed and sold directly to consumers through our own media and event channels, as well as the advertising channels to be provided to the Company through SMIH.

Artslux recently partnered with the Chen Yifei Foundation to create specially labeled bottles of Chateau Pey La Tour red wine featuring Chen Yifei’s masterpiece the ‘Harpist’ (1988). Chen Yifei was an internationally celebrated Chinese painter and sculptor whose oil paintings and sculptures have had a far reaching impact in the art world. Since his premature death in 2005, his works have received a renewed interest by Chinese art buyers and collectors. His limited edition labels will be featured on a limited number of Chateau Pey la Tour bottles of red wine. Chateau Pey la Tour is a world famous vineyard in Bordeaux, France. The Company intends to sell the limited edition wine through its art media marketing channels.

The limited edition collection was launched in June of this year in cooperation with world-renowned Asian Wine consultant, Mr. Ye Fuzhang. The project is being launched through a profit sharing agreement between the parties, including NextMart, the Cheng Yifei Foundation, and the Chinese wine supplier for Chateau Pey la Tour. Approximately 3,000_bottles of Chateau Pey la Tour have been labeled with a limited edition label featuring Chen Yifei’s masterpiece the ‘Harpist.’ The wine is expected to be a collectors item and sell at a price 60% to 80% higher than a standard bottle of Chateau Pey la Tour.

As previously disclosed, we expect that the total costs for the company’s product sales division will be approximately $2,100,000 for the first year of operations. Of the $2,100,000 amount, $1,242,000 is allocated to cost of sales which includes product purchasing and artist licensing fees, $640,000 is allocated to selling expenses including marketing and logistics, and $248,000 is allocated to general and administrative expenses including rent, salaries of 5 employees mentioned above, office expenses, and miscellaneous expenses. The Company plans to initially fund a portion of the required expenses through the Redrock Land loan, with the remainder of the required capital for the business expected to come from a combination of revenues from operations and from a planned round of fundraising from third parties which we expect to undertake in the third quarter of 2010. At the current time, we have no commitments from any third party in respect of the proposed fundraising effort. We expect to generate sales in the fourth quarter of fiscal 2010.

C. Real Estate Marketing and Sales

Under the brand “ArtChina Marketing,” NextMart will offer unique art based real estate consulting, marketing, and sales services to real estate developers in China. We plan to leverage our art industry know-how, reputation in the art community, and extensive art related marketing and sales channels to assist developers to successfully develop art-themed real estate developments. Under our model, NextMart will act as strategic advisor to real estate developers to create unique development concepts centered around art facilities and artistic communities. Art themed real estate development projects would include artist living/work spaces, galleries, exhibition spaces, multi-function art galleries, museums, auction houses and other facilities. We expect that such developments would include some or all of these types of facilities as a way to develop artist communities and/or local art districts in select cities.

In the first stage of a project, we will offer a range of services to developers which will primarily include (i) conceptualizing individual art related property development plan, which includes initial concept planning and preparing  project viability reports and conceptual designs (through third parties specialists), (ii) securing required art related resources, such as access to artists and galleries, and (iii) through the contacts of our affiliates, assisting in the acquisition the land use rights from local governments. In exchange, we will charge the developer a negotiated fee consisting generally of a cash fee, and in some instances, equity in the project. We expect to pay for all costs associated with initial concept planning, which includes project viability reports and conceptual designs produced by third parties specialists. Our internal costs will be limited to (i) core staff for facilitating and coordinating professional services, (ii) the initial concept planning, and (iii) conducting the necessary government lobbying efforts to promote the project and acquire the land. The Company expects that its out of pocket expenses in most projects will be covered by the negotiated cash fee received from the developer.

Once project construction begins, NextMart will leverage its art media and events marketing channels to market and sell the real estate developments to the art community and the wider public. All architectural, engineering, and construction costs associated with the project will be borne by the real estate developer. In exchange for its marketing services, NextMart expects to receive from a developer a direct equity ownership in a development project or a commission on real estate sales. As of the date of this report, the Company has reached an agreement with Redrock Land to be its real estate advisor and sales agent for at least three such art-themed real estate development projects over the next 24 months. Redrock Land and NextMart are currently working to secure 333.3 hectares of land for an art themed real estate development located approximately 40-45 kilometers east of Beijing, however, no formal agreement has yet been reached between the local government and Redrock Land.

The Company may consider the possibility of developing its own art themed project in the future with the land usage rights to be acquired from Ms. Wang Yihan. As of the date of this filing, however, the Company has not formalized any plans regarding this potential project. The ability of the Company to move forward with such a project will be dependent upon numerous factors, including the acquisition of land usage rights from Ms. Wang Yihan which to date has not occurred, available capital, and local regulations governing real estate developments, among others.

The Company expects that the total costs for the ArtChina Marketing business will be approximately $2,630,000 for the first year of operations. Of the $2,630,000 amount, $1,461,000 will be allocated to cost of sales which includes government lobbying, and professional services fees for feasibility reports and concept designer, $731,000 is allocated to selling expenses including marketing and sales, and $438,000 is allocated to general and administrative expenses including rent, and salaries, among other costs. The Company expects the required capital for this business to come from a planned round of fundraising from third parties which we expect to undertake in the third quarter of 2010. At the current time, we have no commitments from any third party in respect of the proposed fundraising effort. Prior to such fundraising, the Company may develop the initial aspects of its business using funds from the Redrock Land loan, and from revenues generated from other business to the extent that such revenues are available.

NextMart reminds investors that its plans to develop its business as described herein will be subject to numerous risks and uncertainties, including its ability to raise the necessary capital to implement its business plan. Presently, the Company has no arrangement with any third party, other than as disclosed herein, to provide any capital to the Company. Its new business also will be subject to formal agreements with numerous parties, asset valuations, fairness opinions, and various approvals including, but not limited to regulatory approval. The Company also reminds investors that even if it is able to meet the various requirements and regulations indicated above, it can not predict whether it will be successful with its new business initiatives.

The information contained herein includes statements that may constitute 'forward-looking' statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements, and usually containing the word 'believe,' 'estimate,' 'project,' 'expect,' 'plan,' 'anticipate' or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of NextMart's products and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to NextMart's business are set forth in NextMart's Annual Report on Form 10-K for the period ended September 30, 2009, and other reports filed from time to time with the Securities and Exchange Commission. By making these forward-looking statements, NextMart disclaims any obligation to update these statements for revisions or changes after the date of this release.

Item 3.02  Unregistered Sale of Equity Securities.

NextMart agreed to issue to Ms. Wang Yihan 75,000,000 shares of its common stock. The transaction was exempt under Section 4(2) and 3(b) of the Securities Act of 1933, as amended, and the rules and regulations promulgated there under, including Regulations D and Regulation S., due to the facts that Ms. Wang Yihan is an accredited investor, she has acquired the shares for investment purposes and not with a view for re-distribution, she had access to sufficient information concerning the Company, and the certificate(s) representing such shares will bear a restrictive legend.

Item 5.01 Changes in Control of Registrant.

As a result of the transaction described in Item 1.01, a change in control occurred with respect to our capital stock ownership. The following table, gives effect to the 75,000,000 shares issuable to Ms. Wang Yihan as described in Item 1.01, and identifies the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be NextMart Inc., Oriental Plaza Bldg. W3, Twelfth Floor, 1 East Chang’an Avenue, Dongcheng District Beijing, 100738

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Wang Yihan Meihui Tower Building D Room 502 Dong Zhong Street, Dongcheng District, Beijing, PRC(2)	75,000,000	28%
Yang Lan 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong (3)	114,921,526	42.8%
Redrock Capital Venture Ltd.	103,000,000	38.4%
Carla Zhou (4)	1,000	<1%
Yu Huiyang (5)	0	0

Officers and Directors as a group (3 persons) (6)	75,001,000	28%

(1). Based on 268,257,763 shares of common stock issued and outstanding (after giving effect to the 75,000,000 shares of common stock issuable to Ms. Wang Yihan). Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2). Ms. Wang Yihan is the Chairman, President, Chief Executive Officer and a director of the Company.

(3). Represents 103,000,000 shares of common stock held to Redrock Capital Venture Ltd. (“Redrock”), 11,741,526 shares held by Sun Media Investment Holdings Limited (“SMIH”), and 180,000 shares held individually by Ms. Yang Lan. Ms. Yang is the majority shareholder of both Redrock and SMIH.

(4). Ms. Carla Zhou is Chief Financial Officer and a director of the Company.

(5). Mr. Yu Huiyang is Vice President of Operations and a director of the Company.

(6). Represents 1,000 shares of common stock held by Ms. Carla Zhou, and 75,000,000 shares of common stock held by Ms. Wang Yihan.

Item 9.01 Exhibits.

99.1 Asset Purchase Agreement dated as of June 22, 2010 by and among Nextmart Inc., Beijing Chinese Art Exposition Media Co. Ltd, and Ms. Wang Yihan.

99.2 Strategic Cooperative Agreement by and between NextMart Inc., Redrock Land Investment Limited, and Sun Media Investment Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: June 30, 2010

By: /s/ Carla Zhou

Carla Zhou

Chief Financial Officer